ESCALON MEDICAL CORP.
435 Devon Park Drive
Building 100
Wayne, PA 19087
(Nasdaq Capital Market: ESMC)

AT THE COMPANY

Richard J. DePiano Chairman and CEO

610/688-6830

ESCALON SUBSIDIARY, DREW SCIENTIFIC, INC., ANNOUNCES THAT ITS SUBSIDARY BH HOLDINGS, S.A.S. HAS
INITIATED THE
FILING OF AN INSOLVENCY DECLARATION IN FRANCE

Wayne, PA – January 20, 2012– Escalon Medical Corp.’s (Nasdaq Market: ESMC) subsidiary, Drew Scientific, Inc. (“Drew”), today announced that its BH Holdings, S.A.S. (“BHH”) subsidiary in Rennes, France, has reached the stage where it is unable to pay its outstanding liabilities due with its available cash, known as a cessation of payments (cessation de paiements).
BHH has initiated the filing of an insolvency declaration (declaration de cessation des paiements) with the Tribunal de Commerce de Rennes (“Commercial Court”).  Under these circumstances, the President of BHH was required to file a petition with the local Commercial Court within 45 days of the cessation de paiements. We understand the Commercial Court on January 18, 2012 opened the liquidation proceedings with continuation of BHH’s activity for three months and named an administrator to manage BHH.

The Company has been committed to the success of its in vitro diagnostic (IVD) business. The Company’s strategy had been to consolidate operations in North America and Europe. To that end, the Company transferred its UK manufacturing operations to France. The Company anticipated that BHH was to be the Company’s European center of all reagent manufacturing. Similarly, the Company has consolidated its North American reagent manufacturing operations in Miami, Florida. The Company provided support to its subsidiaries. including not only financial support, but the time and expertise of senior executives in finance, manufacturing, IT and operations. However, BHH’s business in France was decimated by the recently enacted French law, which forced the consolidation of small laboratories into larger ones and dramatically reduced the number of laboratories in France and the number of clients for BHH. For over three years the Company has tried to support BHH in attracting foreign business, but the loss of the French business was more rapid than expected and new foreign business did not materialize. Further, the deterioration of global economic conditions, the strong euro and increased competition severely impacted BHH. The Company has re-examined its alternatives and has concluded it there is not a viable business model at BHH under French law. From a United States corporate investment perspective, the unfavorable employment laws and regulations in France, are considered particularly disadvantageous to any possible restructuring plans. Drew’s decision not to continue to fund BHH is based on the economic realities of the BHH operation and limited restructuring opportunities. The Company believes that all reasonable options in relation to preserving jobs and maximizing value have been exhausted and, given the aforementioned conditions, taking steps towards an insolvency declaration filing with respect to BHH has become necessary.

The Company is disappointed with the lack of reasonable alternatives available to the Company in regards to BHH. However, the Company’s other clinical diagnostics business unit Escalon Clinical Diagnostics, which includes Drew Scientific and JAS Diagnostics, will continue to service the IVD market. The Company believes that these actions could have a positive effect on the operations of the clinical diagnostics group and the Company as a whole. The Company is disappointed with the BHH insolvency declaration, but, with the operations of all of the Escalon companies, the Company is optimistic that it can achieve improved performance as a whole.

On December 31, 2008 Drew acquired certain assets of Biocode Hycel (“Biocode”) for $5,900,000 (4,200,000 Euros) plus acquisition costs of approximately $300,000. The purchase price was payable in cash of approximately $324,000 (approximately 231,000 Euros) and $5,865,000 in debt from Drew. The seller-provided financing was collateralized by certain assets of Biocode. Biocode assets were vertically integrated into the Company’s clinical diagnostics business. The seller-provided financing was guaranteed by the Company and required payment over four years.

In 2010, Drew refinanced the BHH debt. Under the terms of the debt refinancing, the Company is paying the balance of the seller provided financing of $3,375,000 Euros by the sum per month in Euros having an exchange value of $50,000 United States Dollars as of the date of payment. The interest rate remained unchanged and accrues on the outstanding amount of the purchase price at 7% per year on the basis of the actual days elapsed and a 365 day year. The Company has agreed to pay on June 30, 2016 the balance of the outstanding amount in Euros in full in one payment. The refinancing reduced the current portion of the Company’s long-term debt from approximately $2,600,000 to $600,000. The Company remains obligated to make these payments.

BHH’s product line revenues from operations were $ 4,763,056, $5,254,574 and $2,647,877 in fiscal 2011, 2010, 2009, respectively. Losses from operations, net of taxes, were ($1,232,904), ($635,952) and ($1,068,040) in 2011, 2010, 2009, respectively. The filing of an insolvency declaration will have a material effect on results of operations in subsequent periods.

The Company is unable in good faith to make a determination of the impairment charges resulting from the insolvency declaration, and therefore, the Company will file an amended report on Form 8-K under Item 2.06 within four business days after it makes a determination of such an estimate or range of estimates for the impairment charges.

Founded in 1987, the Company (www.escalonmed.com) develops, markets and distributes ophthalmic diagnostic, surgical and pharmaceutical products. Drew Scientific, which operates as a separate business unit, provides instrumentation and consumables for the diagnosis and monitoring of medical disorders in the areas of diabetes, cardiovascular diseases and hematology, as well as veterinary hematology and blood chemistry. The Company seeks to utilize strategic partnerships to help finance its development programs and is also seeking acquisitions to further diversify its product line to achieve critical mass in sales and take better advantage of the Company ‘s distribution capabilities, although such partnerships or acquisitions may not occur. The Company has headquarters in Wayne, Pennsylvania and operations in Long Island, New York, New Berlin, Wisconsin, Lawrence, Massachusetts, Dallas, Texas, Waterbury, Connecticut, Miami, Florida and Barrow-in-Furness, U.K.

Note: This press release contains statements that are considered forward-looking under the Private Securities Litigation Reform Act of 1995, including statements about the Company’s future prospects. These statements are based on the Company’s current expectations and are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include whether the Company is able to:

implement its growth and marketing strategies, improve upon the operations of the Company business units, including the ability to make acquisitions and the integration of any acquisitions it may undertake, if any, of which there can be no assurance, implement cost reductions,
generate cash,
identify, finance and enter into business relationships and acquisitions.
ability to continue as a going concern

Other factors include uncertainties and risks related to:
ability to continue as a going concern
new product development, commercialization, manufacturing and market acceptance of new products, changes and the impact of foreign laws,
marketing acceptance of existing products in new markets,
research and development activities, including failure to demonstrate clinical efficacy, delays by regulatory authorities, scientific and technical advances by the Company or third parties, introduction of competitive products,
ability to reduce staffing and other costs and retain benefit of prior reductions third party reimbursement and physician training,
the effects of asset or other business dispositions and divestments, and general economic conditions.

Further information about these and other relevant risks and uncertainties may be found in the Company’s reports and its other filings with the Securities and Exchange Commission, all of which are available from the Securities and Exchange Commission as well as other sources.